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                                                                       EXHIBIT 5

                             BRESLOW & WALKER, LLP
                             100 JERICHO QUADRANGLE
                                   SUITE 230
                            JERICHO, NEW YORK 11753


                                          OCTOBER 14, 1998


Board of Directors
Marine Shuttle Operations Inc.
4410 Montrose Blvd.
Houston, Texas 77006

Gentlemen:

    It is our opinion that the securities being registered with the Securities and Exchange Commission pursuant to the Registration Statement of Marine Shuttle Operations Inc. on Form S-1 will, when sold, be legally issued, fully paid and nonassessable.

    We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and further consent to the reference made to us under the caption "Legal Matters" in the Prospectus constituting part of such Registration Statement.

                                          Very truly yours,

                                          /s/ Breslow & Walker, LLP

                                          Breslow & Walker, LLP